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                                                                      EXHIBIT 99

                              PAMECO CORPORATION

CONTACT:

Lora Trent                    Van Negris/Philip J. Denning
Pameco Corporation            Kehoe, White, Van Negris & Company, Inc.
(770) 798-0600                (212) 396-0606

FOR IMMEDIATE RELEASE

                          Pameco Corporation Obtains
               $12.5 Million Private Equity Financing and Amends
                            Senior Credit Facility

NORCROSS, GA - August 28, 2000 - Pameco Corporation (NYSE: PCN), a leading distributor of HVAC systems and equipment and refrigeration products in the United States, today announced that as part of the second phase of a planned restructuring of the Company, Littlejohn Fund II, L.P. and Quilvest American Equity Ltd. have invested an aggregate of $10 million, and Littlejohn agreed to invest an additional $2.5 million within 30 days, in each case, in exchange for shares of a new series of the Company's Preferred Stock pursuant to the existing February 18, 2000 Securities Purchase Agreement. The Preferred Stock is convertible into shares of the Company's Common Stock at an initial conversion price per share of $3.38 and will have the right to vote with the Common Stock on an as-converted basis.

Dixon R. Walker, President and Chief Executive Officer of Pameco, stated:
"Improving our financial infrastructure is a major component in achieving our two primary goals for fiscal year 2001: improving customer relations and optimizing our distribution network. The net proceeds from the Purchasers' equity investment will be applied to reduce outstanding indebtedness under the Company's existing senior revolving credit facility, thereby freeing up additional availability to be used for working capital and general corporate purposes. The additional financial flexibility will help us to improve our overall effectiveness and efficiency."

Simultaneously, the Company announced that it has amended its senior credit facility and related documents resulting in additional availability and to change certain covenant thresholds in connection with the Preferred Stock purchase.

Littlejohn must obtain the required clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to exercise its voting and conversion rights under the new Preferred Stock.

Pameco is one of the largest national distributors of HVAC systems and equipment and refrigeration products in the United States, with predecessor corporations dating back to 1931, and has established a leading position in the consolidating distribution segment of the climate control industry. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction.

                                    -more-
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Pameco Corporation
Page Two
August 25, 2000


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are "forwarded-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the Company's plans for future business development, industry position and industry condition, the Company's financial condition and structure, and the Company's ability to engage in an acquisition program as well as the outcome thereof. Such forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Investors are cautioned than any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, without limitation, risks associated with the Company not being able to successfully implement its new strategies, the risk that new acquisitions, if any will not be successfully integrated into the Company, the seasonality and cyclicality of the Company's sales, the Company's competition, the Company's dependence on supplier relationships, the increased presence of buying groups and risks related to the Company's borrowings.

Note: Additional information about Pameco Corporation is available on Pameco's World Wide Web site on the Internet located at http://www.pameco.com.
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